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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 25, 1997, except as
to the stock split described in Note 15 which is as of November   , 1997,
relating to the consolidated financial statements of Vysis, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also include this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Information."

PRICE WATERHOUSE LLP

Chicago, Illinois

November  , 1997